UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 23, 2006

AFFINITY GROUP HOLDING, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-124109	20-2428068
(State of incorporation)	Commission File Number	(IRS Employer
Identification No.)

2575 Vista Del Mar Drive		(805) 667-4100
Ventura, CA 93001		(Registrant’s telephone
(Address of executive offices)		number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instructions A.2. below)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13d-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events

Item 8.01 Other Events

On June 8, 2006, Affinity Group, Inc. (“AGI”), a wholly-owned subsidiary of Affinity Group Holding, Inc. (the “Company”), amended its Amended and Restated Credit Agreement dated as of June 24, 2003 (the “Senior Credit Facility”) to permit AGI to repurchase up to $30.0 million of AGI’s $200.0 million 9% senior subordinated notes due 2012 (“Senior Subordinated Notes”) from time to time as and when management of AGI determines. AGI has purchased $4,841,000 and $20,000,000 of the Senior Subordinated Notes on June 14, 2006 and June 20, 2006; respectively. The Senior Subordinated Note purchases were made with available cash and AGI intends to have them promptly retired.

Section 9 — Financial Statements and Exhibits

Item 9.01:  Financial Statements and Exhibits

a. Financial Statements:  N/A

b. Pro forma financial statements:  N/A

c. Shell company transactions:  N/A

d. Exhibits:  N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFINITY GROUP HOLDING, INC.
(Registrant)

Date: June 23, 2006	/s/ THOMAS F. WOLFE
Thomas F. Wolfe
Senior Vice President
and Chief Financial Officer